SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 22, 2001

PROTECTIVE LIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12332	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South, Birmingham, Alabama	35223
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (205) 879-9230

N/A
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure

        On June 22, 2001, Registrant issued a press release with respect to certain presentations to be given by the Company's Chairman of the Board and Chief Executive Officer.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION
BY/s/Jerry W. DeFoor
Jerry W. DeFoor
Vice President and Controller

Dated:   June 22, 2001

2

Exhibit Index

Exhibit Number	Description	Page Number
99.	Press Release Dated June 22, 2001	4

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Exhibit 99

FOR IMMEDIATE RELEASE

PROTECTIVE TO ACQUIRE SUBSIDIARIES
OF
IRISH LIFE & PERMANENT

BIRMINGHAM, Alabama (June 22, 2001) Protective Life Corporation (NYSE:PL) of Birmingham, Alabama announced today that its subsidiary, Protective Life Insurance Company, has agreed to acquire the stock of Inter-State Assurance Company and First Variable Life Insurance Company from Ilona Financial Group, Inc., a subsidiary of Irish Life & Permanent plc of Dublin.

The transaction is subject to regulatory approval and certain customary closing conditions. The purchase price is approximately $250 million.

Headquartered in Des Moines, Iowa and Oakbrook, Illinois, the companies offer term, universal, and variable universal life insurance products and fixed and variable annuities, representing approximately 170,000 policies, $160 million of annual premiums, and $1.6 billion of reserves.

Drayton Nabers, Jr., Chairman and Chief Executive Officer of Protective stated: "This transaction is being pursued by our Acquisitions Division. We are very pleased with it. This transaction represents a net capital investment, after reinsurance, of approximately $177 million. We expect the transaction to close in October and contribute approximately $.02 per share in the fourth quarter."

Shane Gleeson, President and CEO of Ilona Financial Group, said, “Interstate and First Variable have grown to become valuable businesses, and it is pleasing that Protective, a strong and successful company, recognizes the value and the fit with their business.”

Protective Life Corporation provides financial security through insurance and investment products throughout the United States. It has annual revenues of approximately $2.0 billion and assets of $16.3 billion.

Protective Life Insurance Company has insurer financial strength ratings of A+ (Superior) from A.M. Best, AA (Very Strong) from Standard & Poor’s, AA (Very High) from Fitch, and A1 (Good) from Moody’s Investors Services. Each of these independent rating agencies has assigned its rating based on a variety of factors, including Protective Life Insurance Company’s operating performance, asset quality, financial flexibility, and capitalization.

FORWARD-LOOKING STATEMENTS

With respect to Protective, this release includes “forward-looking statements” which express expectations of future events and/or results. All statements based on future expectations rather than on historical facts are forward-looking statements that involve a number of risks and uncertainties, and Protective cannot give assurance that such statements will prove to be correct. The factors which could affect Protective’s future results include, but are not limited to, general economic conditions and the following trends and uncertainties: we are exposed to many types of risks that could negatively affect our business; we operate in a mature, highly competitive industry, which could limit our ability to gain or maintain our position in the industry; a ratings downgrade could adversely affect our ability to compete; our policy claims fluctuate from year to year; we could be forced to sell investments at a loss to cover policyholder withdrawals; interest-rate fluctuations could negatively affect our spread income or otherwise impact our business; insurance companies are highly regulated; tax law changes could adversely affect our ability to compete with non-insurance products or reduce the demand for certain insurance products; financial services companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments; a decrease in sales or persistency could negatively affect our results; our investments are subject to risks; our growth from acquisitions involves risks; we are dependent on the performance of others; and our reinsurance program involves risks. Please refer to Exhibit 99 of Protective Life Corporation’s most recent Form 10-K/10-Q for more information about these factors that could affect future results.

CONTACTS:

PROTECTIVE LIFE CORPORATION
John D. Johns
President and Chief Operating Officer
(205)868-4400
Jerry W. DeFoor
Vice President and Controller
(205)868-3515